Exhibit 23


                          INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporation by reference in Registration Statement No. 33-51341 of CBR Brewing Company, Inc. on Form S-8 of our report dated March 8, 2002, except for note 23 as to which the date is April 3, 2002, appearing in this Annual Report on Form 10-K of CBR Brewing Company, Inc. for the year ended December 31, 2001.




Deloitte Touche Tohmatsu
Hong Kong
April 15, 2002


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